PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210   t SAN DIEGO t CALIFORNIA 92111   t

t TELEPHONE (858)722-5953   t FAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

May 23, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2012, relating to the financial statements of APT Systems, Inc. as of January 31, 2012, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

___________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111